UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

February 22, 2007

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

333-117263	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216

(Address of Principal Executive Offices)  (Zip Code)

(303) 296-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On February 16, 2007, VI Acquisition Corp. and VICORP Restaurants, Inc. (collectively, the “Company”) entered into an amended and restated loan and security agreement with Wells Fargo Foothill, Inc. (the “Bank”), thereby amending the Amended and Restated Loan and Security Agreement dated April 14, 2004 (the “Original Agreement”) between the Company and the Bank.  The amended agreement provides for an increase in the revolving credit facility from $30.0 million to $35.0 million, and changed the borrowing base governing the revolving credit facility to be the lesser of (a) $35.0 million and (b) 1.8 times trailing twelve months Adjusted EBITDA minus the outstanding principal amount of the senior secured term loan.  In addition, the definition of Adjusted EBITDA and certain of the financial covenants governing the senior secured credit facility were amended, and the interest rate margins associated with both base rate and LIBOR borrowings were reduced.

A copy of the amended and restated loan and security agreement has been attached to this Current Report on Form 8-K as Exhibit 10.34.

Item 9.01            Financial Statements and Exhibits.

(c) The following exhibit is filed pursuant to Item 1.01:

10.34	Amendment Number Two to Amended and Restated Loan and Security Agreement dated February 16, 2007, by and between Wells Fargo Foothill, Inc. and VICORP Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: February 22, 2007	By:	/s/ Anthony Carroll
Anthony Carroll Chief Financial Officer, Chief Administrative Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

10.34	Amendment Number Two to Amended and Restated Loan and Security Agreement dated February 16, 2007, by and between Wells Fargo Foothill, Inc. and VICORP Restaurants, Inc.